Exhibit (h)(5)(iii)

AMENDMENT

TO

MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT

     This amendment (the "Amendment") to Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the 30th day of April 2008, by and between New York Life Investment Management LLC ("NYLIM") and State Street Bank & Trust Company (the "Bank") (formerly, Investors Bank & Trust Company).

     WHEREAS, NYLIM and the Bank have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement (the "Agreement") dated as of June 30, 2005, as amended; and

     WHEREAS, each of NYLIM and the Bank wish to amend Appendix A in order to revise the list of funds covered by the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher
Title: President

STATE STREET BANK & TRUST COMPANY

By: /s/ Stephen DeSalvo
Name: Stephen DeSalvo
Title: Senior Vice President

APPENDIX A TO THE
MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION
AGREEMENT BY AND BETWEEN
NEW YORK LIFE INVESTMENT MANAGEMENT LLC AND
STATE STREET BANK & TRUST COMPANY (AS OF APRIL 30, 2008)

FUND THE MAINSTAY FUNDS

PORTFOLIO

Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Small Cap Growth Fund
Small Cap Value Fund
Tax Free Bond Fund
Total Return Fund
Value Fund
Institutional Bond Fund
Principal Preservation Fund

ECLIPSE FUNDS	Mid Cap Opportunity Fund Small Cap Opportunity Fund Balanced Fund
ECLIPSE FUNDS INC.

130/30 Core Fund
130/30 Growth Fund
130/30 High Yield Fund
130/30 International Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund
Retirement 2040 Fund
Retirement 2050 Fund
All Cap Growth Fund

Cash Reserves Fund
Conservative Allocation Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund
Moderate Allocation Fund
Moderate Growth Allocation Fund
S&P 500 Index Fund
Short Term Bond Fund

ICAP FUNDS, INC.	MainStay ICAP Equity Fund MainStay ICAP Select Equity Fund MainStay ICAP International Fund MainStay ICAP Global Fund
MAINSTAY VP SERIES FUND, INC.

Balanced Portfolio
ICAP Select Equity Portfolio
Bond Portfolio Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio
Value Portfolio